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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2014

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.05 Costs Associated with Exit or Disposal Activities.

Effective June 18, 2014, the board of directors of Advance Auto Parts, Inc. (the “Company”) approved plans to relocate operations from its Minneapolis, Minnesota and Campbell, California offices to other existing offices of the Company, including in Newark, California, Roanoke, Virginia and Raleigh, North Carolina, and to close its Minneapolis and Campbell offices. The Company also expects to relocate various functions between its existing offices in Roanoke and Raleigh. In addition, the Company expects to consolidate approximately 100 Carquest and Advance Auto Parts stores.

In connection with these relocations, office closings and store consolidations, the Company plans to relocate some employees and terminate the employment of others. The board of directors of the Company approved this action in order to take advantage of synergies following the acquisition of General Parts International, Inc. (GPI) and to capitalize on the strength of existing locations and organizational experience. The Company anticipates that the relocations and office closings will be substantially completed by the end of 2015. The Company anticipates that the above referenced store consolidations will be substantially completed by the end of 2014.

In connection with this plan, the Company estimates that it will incur restructuring costs in the range of $39 million to $51 million over the next two years. This estimate includes approximately $30 million to $40 million of employee severance/outplacement and relocation costs and $9 million to $11 million of contract termination and other costs. The allocation between relocation benefits and severance/outplacement benefits will depend in part on employee decisions to relocate. Substantially all of these costs are expected to be cash expenditures.

These restructuring costs fall within our previously disclosed estimates of both our total one-time expenses to achieve synergies of $190 million over three years and also contemplated in our 2014 estimated one-time expenses related to the GPI acquisition of between $55 million to $65 million.

Safe Harbor Statement

This report contains forward-looking statements, including those relating to the expected nature, scope, costs, timing and benefits of the relocation, closing and consolidation plan. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the plan in the manner anticipated by the Company. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain economic and industry conditions; the Company’s ability and timing to implement the changes described above as planned and achieve the anticipated benefits, which may be affected by: customer requirements, changes in business conditions and/or operational needs, retention of key employees, delays and increased costs; the ability to accurately forecast financial results, costs and anticipated synergies; and other risks described in the Company’s filings from time to time with the Securities and Exchange Commission, including under such captions as “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: June 18, 2014	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.